Exhibit 32.1

In connection with the accompanying Quarterly Report on Form 10-Q of United Bancorp, Inc. (“Company”) for the quarter ended March 31, 2011 (“Report”), each of the undersigned, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert K. Chapman	April 22, 2011
Robert K. Chapman (Principal Executive Officer)	Date
President and Chief Executive Officer

/s/ Randal J. Rabe	April 22, 2011
Randal J. Rabe (Principal Financial Officer)	Date
Executive Vice President and Chief Financial Officer